UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

Rose Rock Midstream, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35365	45-2934823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(Address of principal executive offices)

(918) 524-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 27, 2014, Rose Rock Midstream, L.P. (the “Partnership”) and Rose Rock Finance Corporation (“Finance Corp.,” and together with the Partnership, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., as representative of the initial purchasers listed on Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”) related to the issuance and sale by the Issuers to the Initial Purchasers of $400,000,000 aggregate principal amount of the Issuers’ 5.625% Senior Notes due 2022 (the “Notes”). The Issuers’ obligations under the Notes are fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by certain of the Partnership’s current and future restricted subsidiaries (other than Finance Corp.) (collectively, the “Guarantors,” and together with the Issuers, the “Obligors”).

The Notes and the Guarantees (collectively, the “Securities”) were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Securities have not been registered under the Securities Act or applicable state securities laws, and consequently, the Securities may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Obligors, on one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement, described below, relating to the Notes.

On July 2, 2013, the Issuers received net proceeds from the issuance and sale of the Securities of approximately $391.0 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Partnership intends to use the net proceeds of this offering to reduce outstanding borrowings under its revolving credit facility and for general partnership purposes.

A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto, and is incorporated herein by reference. The description of the Purchase Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture

The Securities were issued pursuant to an indenture (the “Indenture”), dated July 2, 2014, by and among the Obligors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes accrue interest from July 2, 2014 at a rate of 5.625% per year. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2015. The Notes mature on July 15, 2022.

On or after July 15, 2017, the Issuers may on one or more occasions redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon to, but not including, the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Date	Price
2017	104.219%
2018	102.813%
2019	101.406%
2020 and thereafter	100.000%

In addition, before July 15, 2017, the Issuers may redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to:

•	100% of the principal amount of Notes redeemed, plus

•	an applicable premium as of, and accrued and unpaid interest to, the redemption date, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date.

Before July 15, 2017, the Issuers may, on one or more occasions, redeem up to 35% of the sum of the original aggregate principal amount of Notes and the original principal amount of any additional notes issued under the Indenture at a redemption price equal to 105.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings of the Partnership or any direct or indirect parent of the Partnership to the extent such net proceeds are contributed to the Partnership; provided that:

•	at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and the original principal amount of any additional notes issued under the Indenture remain outstanding immediately after the occurrence of each such redemption; and

•	each such redemption occurs within 180 days of the date of closing of each such equity offering.

If the Issuers experience certain kinds of changes of control, holders of the Notes will be entitled to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Partnership will offer to make a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains customary covenants restricting the Partnership’s ability and the ability of its restricted subsidiaries to: (i) incur additional indebtedness or issue certain preferred shares; (ii) pay dividends and make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) sell assets; (v) enter into transactions with affiliates; (vi) merge, consolidate, sell or otherwise dispose of all or substantially all of its assets; and (vii) designate its subsidiaries as unrestricted subsidiaries under the Indenture. These covenants are subject to a number of important limitations and exceptions, including certain provisions permitting the Partnership, subject to the satisfaction of certain conditions, to transfer assets to certain of our unrestricted subsidiaries. Moreover, if the Notes receive an investment grade rating from each of Standard and Poor’s and Moody’s Investors Service and no default has occurred and is continuing under the Indenture, many of the covenants in the Indenture will be terminated. The Indenture also contains customary events of default. Upon an event of default under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable.

A copy of the Indenture is filed as Exhibit 4.1 hereto, and the form of the global note included as Exhibit 1 to the Indenture is filed as Exhibit 4.2 hereto, and each is incorporated herein by reference. The description of the Indenture and the Securities in this Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the private placement of the Securities, on July 2, 2014, the Obligors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Deutsche Bank Securities Inc., as representative of the Initial Purchasers, obligating the Obligors to use commercially reasonable efforts to file an exchange registration statement with the Securities and Exchange Commission (the “Commission”) so that holders of the Securities can offer to exchange their Securities for registered notes having substantially the same terms as the Securities and evidencing the same indebtedness as the Securities. Under certain circumstances, in lieu of a registered exchange offer, the Obligors must file a shelf registration statement for the resale of the Securities. If the

Obligors fail to satisfy these obligations on a timely basis, the annual interest borne by the Notes will be increased by up to 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 hereto and is incorporated herein by reference. The description of the Registration Rights Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On June 27, 2014, the Partnership issued a press release announcing that they had priced the offering of the Notes disclosed in Item 1.01 and Item 2.03 hereof. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	EXHIBIT

1.1	Purchase Agreement, dated June 27, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the guarantors party thereto and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein.

4.1	Indenture, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee.

4.2	Form of 5.625% Senior Note due 2022 (included as Exhibit 1 to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Registration Rights Agreement, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors signatory thereto and Deutsche Bank Securities Inc., as representative of the several initial purchasers.

99.1	Press Release dated June 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE ROCK MIDSTREAM, L.P.

	By:	Rose Rock Midstream GP, LLC
its general partner

Date: July 2, 2014	By:	/s/ Candice L. Cheeseman
	Name:	Candice L. Cheeseman
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT

1.1	Purchase Agreement, dated June 27, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the guarantors party thereto and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein.

4.1	Indenture, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee.

4.2	Form of 5.625% Senior Note due 2022 (included as Exhibit 1 to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Registration Rights Agreement, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors signatory thereto and Deutsche Bank Securities Inc., as representative of the several initial purchasers.

99.1	Press Release dated June 27, 2014.